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                                                                     EXHIBIT 12

                              PAGING NETWORK, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                        YEAR ENDED DECEMBER 31,
                                     -------------------------------------------------------------
                                        1993         1994        1995         1996         1997
                                     ---------    ---------    ---------    ---------    ---------
Earnings:
    Loss before extraordinary item   $ (20,011)   $ (17,965)   $ (44,201)   $(104,320)   $(141,403)
    Fixed charges, less
      capitalized interest              40,479       64,007      118,666      148,055      174,311
                                     ---------    ---------    ---------    ---------    ---------

      Earnings                       $  20,468    $  46,042    $  74,465    $  43,735    $  32,908
                                     =========    =========    =========    =========    =========

Fixed charges:
    Interest expense, including
      interest capitalized           $  30,225    $  50,694    $  98,533    $ 122,753    $ 158,888
    Amortization of deferred
      financing cost                     2,583        3,023        4,313        5,261        8,418
    Interest portion of rental
      expense                            7,671       10,290       15,820       20,041       22,931
                                     ---------    ---------    ---------    ---------    ---------
      Fixed charges                  $  40,479    $  64,007    $ 118,666    $ 148,055    $ 190,237
                                     =========    =========    =========    =========    =========
Ratio of earnings to fixed charges          --           --           --           --           --
                                     =========    =========    =========    =========    =========

Deficiency of earnings available
 to cover fixed charges              $ (20,011)   $ (17,965)   $ (44,201)   $(104,320)   $(157,329)
                                     =========    =========    =========    =========    =========
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